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                                                                      EXHIBIT 10

                                LAW OFFICES OF
                            DECHERT PRICE & RHOADS
                              1500 K STREET, N.W.
                            WASHINGTON, D.C.  20005
                          TELEPHONE:  (202) 626-3300
                         TELEX:  897 122 . BARDEP WASH
                          TELECOPIER:  (202) 626-3334


                               November 2, 1990

PFAMCo Fund
700 Newport Center Drive
Newport Beach, CA  92660

Dear Sirs:

  In connection with the registration under the Securities Act of 1933 of an indefinite number of shares of common stock of the Money Market Portfolio, Managed Bond and Income Portfolio, Equity Income Portfolio, Diversified Low P/E Portfolio, Index Plus Portfolio, Capital Appreciation Portfolio, Low Cap Portfolio, Small Cap Portfolio, and International Equity Portfolio (each a "Portfolio") of PFAMCo Fund (the "Fund"), we have examined such matters as we have deemed necessary, as we are of the opinion that:

  (i) The Fund is a trust duly organized and existing under the laws of the Commonwealth of Massachusetts;

  (ii) The authorized capital of the Fund consists of an unlimited number of shares of beneficial interest of each Portfolio, par value of $0.001 per share, (the "Shares"); and

  (iii) Assuming that the Fund or its agent receives consideration for such Shares in accordance with the provisions of its Agreement and Declaration of Trust, the Shares will be legally and validly issued, will be fully paid, and will be non-assessable by the Fund.

  We hereby consent to the use of this opinion as an exhibit to the Fund's Registration Statement on Form N-1A filed with the Securities and Exchange Commission (File No. 33-36528) for the registration under the Securities Act of 1933 of an indefinite number of the Fund's Shares, and to the use of our name in the prospectus and statement of additional information contained therein, and any amendments thereto.

                               Very truly yours,

                               /s/ Dechert Price & Rhoads

                               Dechert Price & Rhoads